EXHIBIT 15(a)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3, No. 1. 333-156476-01) of Telecom Italia S.p.A. of our reports dated May 20, 2010, with respect to the consolidated financial statements of Telecom Italia S.p.A. and subsidiaries, and the effectiveness of internal control over financial reporting of Telecom Italia S.p.A. included in this Annual Report (Form 20-F) for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

/s/    Reconta Ernst & Young S.p.A.

Milan, Italy

May 20, 2010